EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Mortgage Acceptance Company on Form S-2 of our report dated January 22, 2001 relating to the consolidated financial statements of ARCap Investors, L.L.C. appearing in the Annual Report on Form 10-K of American Mortgage Acceptance Company for the year ended December 31, 2000, and to the reference to us under the heading " Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Dallas, Texas
November 29, 2001